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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 3, 2005

FISCHER IMAGING CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Denver, Colorado		80241
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-6800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01—Other Events

        Fischer Imaging Corporation announced that the United States District Court for the District of Colorado denied preliminary approval for the previously disclosed proposed settlement of the putative class action lawsuit brought by plaintiffs The Sorkin, LLC and James K. Harbert. As previously disclosed, an amended complaint was filed on October 20, 2003 and is purportedly brought on behalf of purchasers of shares of Fischer's common stock during the period February 14, 2001 to July 17, 2003 and alleges that, among other things, during the putative class period, the Company and two former officers and directors, Morgan Nields and Louis Rivelli, made materially false statements in violation of Section 10(b) of the Exchange Act, Rule 10b-5 promulgated under the Exchange Act, and Section 20(a) of the Exchange Act. The amended complaint seeks unspecified compensatory damages and other relief. The Company and Messrs. Nields and Rivelli have moved to dismiss all claims asserted by The Sorkin, LLC and Harbert. A hearing on those motions is scheduled for May 6, 2005. Fischer Imaging believes it has meritorious defenses to this suit and intends to defend it vigorously or settle the matter if possible.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION
Date: March 8, 2005	By:	/s/ DAVID KIRWAN Senior Vice President and Chief Financial Officer

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  Item 8.01—Other Events
SIGNATURE